                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

      Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

      IN WITNESS WHEREOF, this Power of Attorney is executed this 4th day of February, 2002.



/s/ Patricia Barron                           /s/ L. K. Black
--------------------------------              ----------------------------------
Patricia Barron                               Lennox K. Black



/s/ Donald Beckman                            /s/ William R. Cook
--------------------------------              ----------------------------------
Donald Beckman                                William R. Cook



/s/ Joseph S. Gonnella                        /s/ Sigismundus W. W. Lubsen
--------------------------------              ----------------------------------
Joseph S. Gonnella                            Sigismundus W. W. Lubsen



/s/ Palmer E. Retzlaff                        /s/ James W. Stratton
--------------------------------              ----------------------------------
Palmer E. Retzlaff                            James W. Stratton